Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-202917 on Form S-1 of our report dated March 19, 2015, relating to the consolidated financial statements of Cerulean Pharma Inc. appearing in the Prospectus, which is part of this Registration Statement, and the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 3, 2015